Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

OF

BLUE CALYPSO, INC., a Nevada corporation

with and into

BLUE CALYPSO, INC., a Delaware corporation

This Agreement and Plan of Merger (this “Agreement”), is entered into as of September 9, 2011 by and between Blue Calypso, Inc., a Delaware corporation (“BC-Delaware”), and Blue Calypso, Inc., a Nevada corporation (“BC-Nevada”).

RECITALS

WHEREAS, the Board of Directors of BC-Delaware has approved the business combination transaction provided for herein in which BC-Nevada will merge with and into BC-Delaware (the “Merger”), its wholly-owned subsidiary, with BC-Delaware as the sole surviving entity of the Merger, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Board of Directors and stockholders of BC-Nevada have approved the Merger.

AGREEMENT OF MERGER

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereby agree as follows:

ARTICLE I - THE MERGER

1.01                           Director and Stockholder Approval.

(a)                                  The Board of Directors and the stockholders of BC-Nevada approved the Merger in accordance with the Nevada Revised Statutes, as amended (the “NRS”), in each case by written consent dated as of September 9, 2011.

(b)                                 The Board of Directors of BC-Delaware approved the Merger in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), by written consent dated as of September 9, 2011.

1.02                           The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, BC-Nevada shall be merged with and into BC-Delaware at the Effective Time (as defined below) of the Merger.  Following the Merger, the separate existence of BC-Nevada shall cease and BC-Delaware shall continue as the surviving corporation and shall succeed to and assume all the rights, liabilities and obligations of BC-Nevada in accordance with the DGCL and the NRS.  BC-Delaware, the surviving corporation, will be responsible for, and obligated to pay, all applicable Delaware or Nevada franchise tax and any related fees of BC-Nevada if the same are not timely paid.

1.03                           Closing.  The Closing of the Merger (the “Closing”) will take place immediately upon satisfaction by BC-Nevada of all requirements under the Securities Exchange Act of 1934, as amended, pertaining to the Merger (the date of the Closing being referred to herein as the “Closing Date”).  At the Closing, (i) the certificate or certificates (the “Stock Certificates”), if any, that, immediately prior to the Effective Time of the Merger, represent the issued and outstanding shares of common stock of BC-Nevada, $0.0001 par value per share (the “BC-Nevada Stock”), shall be delivered as required by Article II below, (ii) an appropriate officer, or other authorized person, of each of BC-Delaware and BC-Nevada shall execute and acknowledge (a) the Certificate of Merger to be filed with the Secretary of State of the State of Delaware (the “Certificate of Merger”) and (b) the Articles of Merger to be filed with the Secretary of State of the State of Nevada (the “Articles of Merger”), and (iii) the parties shall take such further action as is required to consummate the transactions described in this Agreement, the Certificate of Merger and the Articles of Merger.

1.04                           Effective Time of the Merger.

(a)                                  At the Closing, the parties shall file the Certificate of Merger with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL and the Articles of Merger with the Secretary of State of the State of Nevada executed in accordance with the relevant provisions of the NRS.

(b)                                 The Merger will be effective (i) in Delaware, on the date the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware, in accordance with Sections 253 and 103 of the DGCL and (ii) in Nevada, on the date the Articles of Merger are accepted for filing by the Secretary of State of the State of Nevada in accordance with the NRS (the “Effective Time” of the Merger).

1.05                           Effects of the Merger.  The Merger shall have the effects set forth in the DGCL and the NRS.

1.06                           Certificate of Incorporation and Bylaws.

(a)                                  The Certificate of Incorporation of BC-Delaware as in effect at the Effective Time of the Merger shall be the Certificate of Incorporation of BC-Delaware, the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

(b)                                 The Bylaws of BC-Delaware as in effect at the Effective Time of the Merger shall be the Bylaws of BC-Delaware, the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

1.07                           Directors.  The directors of BC-Delaware at the Effective Time of the Merger shall be the directors of BC-Delaware, the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.08                           Officers.  The officers of BC-Delaware at the Effective Time of the Merger shall be the officers of BC-Delaware, the surviving corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

1.09                           Copy of the Agreement.  An executed copy of this Agreement will be kept on file at the offices of BC-Delaware, the surviving corporation.  A copy of this Agreement will be furnished by BC-Delaware, on written request and without cost, to any holder of capital stock of BC-Delaware (or former holder of capital stock of BC-Nevada) and to any creditor or obligee of BC-Nevada at the time of the Merger if such obligation is then outstanding.

1.10                           Abandonment.  At any time before the Effective Time of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either BC-Nevada or BC-Delaware, or both.

ARTICLE II - EFFECT OF MERGER ON THE STOCK

2.01                           Effect on Stock Holdings.

(a)                                  As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of BC-Nevada or the stockholders of the BC-Nevada Stock, each issued and outstanding share of BC-Nevada Stock shall be converted into the right to receive one share of common stock, par value $0.0001 per share, of BC-Delaware (the “Delaware Common Stock”), whether or not certificates representing said shares are then issued and delivered.

(b)                                 As of the Effective Time of the Merger, any shares of the Delaware Common Stock held by BC-Nevada shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

Remainder of Page Intentionally Left Blank.

Signature Page(s) Follow.

IN WITNESS WHEREOF, the undersigned corporations have executed this Agreement as of the date first written above.

BLUE CALYPSO, INC.,
a Delaware corporation

By:	/s/ Andrew Levi
Name:	Andrew Levi
Title:	Chief Executive Officer

BLUE CALYPSO, INC.,
a Nevada corporation

By:	/s/ Andrew Levi
Name:	Andrew Levi
Title:	Chief Executive Officer

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER